Exhibit 14.2


                       INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 ("Registration Statement") of Federated New York Municipal Income Fund, a portfolio of Municipal Securities Income Trust, of our report dated January 22, 1997, appearing in the Annual Report of New York Tax-Free Income Portfolio, a portfolio of William Penn Interest Income Fund, for the year ended December 31, 1996.



By:/s/ ERNST & YOUNG LLP
   Ernst & Young LLP

Reading, PA
June 2, 1997